Exhibit 10.6

SUBLEASE COMMENCEMENT AGREEMENT

August 29, 2019

Scott Robertson

DiCE Molecules SV, Inc.

220 Penobscot Drive

Redwood City, CA 94063

Re:

Commencement Agreement with respect to that certain Sublease dated as of March 1, 2019, by and between INSITRO, INC., a Delaware corporation, as Sublandlord, and DiCE Molecules SV, Inc., a Delaware corporation, as Subtenant, for approximately 19,532 rentable square feet of space on the third floor of the building located at 279 East Grand Avenue, South San Francisco, California.

Dear Scott:

In accordance with the terms and conditions of the above referenced Sublease, Subtenant has accepted possession of the Subleased Premises and Sublandlord and Subtenant hereby agree to the following:

1.	The Commencement Date is September 3, 2019.

2.	The Expiration Date is February 28, 2022.

3.	Sublandlord has received a check in the amount of $249,488.75, to be applied as follows:

$ 149,224.48 for Security Deposit, and

$ 100,264.27 for the Base Rent for September 2019.

4.	Sublandlord has received a certificate of insurance from the Subtenant and

5.	Subtenant has received keys from the Sublandlord.

Tenant’s	contacts are as follows:

Rent Payment Contact:	Senior Management Contact:

Name: Carolyn Zhang	Name: Jason D Ravenel

Title: Controller	Title: VP Operations

Phone Number:	Phone Number:

E-mail Address:	E-mail Address:

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing three copies of this Sublease Commencement Agreement.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this SUBLEASE COMMENCEMENT AGREEMENT to be effective on the date first above written.

SUBLANDLORD:		SUBTENANT:

INSITRO, INC.,		DICE MOLECULES SV, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Mary Rozenman	By:	/s/ Scott Robertson
	Name: Mary Rozenman		Name: Scott Robertson
	Title: CFO		Title: CFO